Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Syms Corp
Secaucus, New Jersey




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44254) of Syms Corp of our report dated April 8, 2005, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

May 20, 2005